Exhibit 3.1

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Restated Articles of Organization	FORM MUST BE TYPED

(General Laws Chapter 156D, Section 10.07; 950 CMR 113.35)

(1)	Exact name of corporation: EMC Corporation

(2)	Registered office address: 176 South Street, Hopkinton, MA 01748

(number, street, city or town, state, zip code)

(3)	Date adopted: February 10, 2006

(month, day, year)

(4)	Approved by:

        (check appropriate box)

☒	the directors without shareholder approval and shareholder approval was not required;

OR

☐	the board of directors and the shareholders in the manner required by G.L. Chapter 156D and the corporation’s articles of organization.

(5)	The following information is required to be included in the articles of organization pursuant to G.L. Chapter 156D, Section 2.02 except that the supplemental information provided for in Article VIII is not required:*

ARTICLE I

The exact name of the corporation is:

EMC Corporation

ARTICLE II

Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:**

1.	To develop, manufacture and sell computer peripheral and enhancement equipment and related products and to engage in all other lawful business related thereto.

2.	To carry on any manufacturing, mercantile, selling, management, service or other business, operation of activity which may lawfully be carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

*	Changes to Article VIII must be made by filing a statement of change of supplemental information form.

**	Professional corporations governed by G.L. Chapter I56A and must specify the professional activities of the corporation.

ARTICLE III

State the total number of shares and par value, * if any, of each class of stock that the corporation is authorized to issue. All corporations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	6,000,000,000	$0.01
		Preferred	25,000,000	$0.01

ARTICLE IV

Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.

See attached page 4-A

ARTICLE V

The restrictions, if any, imposed by the articles or organization upon the transfer of shares of any class or series of stock are:

None

ARTICLE VI

Other lawful provisions, and if there are no such provisions, this article may be left blank.

See attached pages 6-A through 6-D

Note: The preceding six (6) articles are considered to be permanent and may be changed only by filing appropriate articles of amendment.

*	G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

ARTICLE VII

The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:

It is hereby certified that these restated articles of organization consolidate all amendments into a single document. If a new amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, provisions for implementing that action are set forth in these restated articles unless contained in the text of the amendment.

Specify the number(s) of the article(s) being amended: N/A

Signed by:
(signature of authorized individual)

☐	Chairman of the board of directors,

☐	President,

☒	Other officer, Asst. Sec. & VP

☐	Court-appointed fiduciary,

on this 16th day of February, 2006.

Article IV

The total number of shares of all classes of capital stock which the Company shall be authorized to issue is 6,025,000,000 shares, consisting of 6,000,000,000 shares of common stock, $.01 par value per share (the “Common Stock”), and 25,000,000 shares of preferred stock, $.01 par value per share (the “Series Preferred Stock”).

Common Stock

The holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the shareholders or submitted to the shareholders for action, except as may be determined by votes of the directors pursuant to Article 4 hereof or as may otherwise be required by law, and each share of the Common Stock shall entitle the holder thereof to one vote.

The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the directors.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Common Stock shall be entitled to receive the net assets of the Company, after the Company shall have satisfied or made provision for its debts and obligations and for payment to the holders of shares of any class or series having preferential rights to receive distributions of the net assets of the Company.

Preferred Stock

The shares of Series Preferred Stock may be issued from time to time in one or more series. The directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series; provided, however, that if and to the extent that shares of any series have voting rights, such rights shall not be in excess of the greater of (i) one vote per share of such series or (ii) if the shares of such series are convertible into shares of Common Stock, such number of votes per share as equals the number of shares of Common Stock into which one share of such series is at the time of such vote convertible. The directors shall determine the number of shares constituting each series of Series Preferred Stock and each series shall have a distinguishing designation.

Page 4-A

Article VI

(a) The corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or joint venture or other arrangement with any corporation, association, trust, firm or individual.

(b) The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

(c) The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

(d) The directors may make, amend or repeal the bylaws in whole or in part, except with respect to any provision thereof which by law or the bylaws requires action by the shareholders.

(e) Meetings of the shareholders may be held anywhere in the United States.

(f) No shareholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

(g) The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

(h) The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no shareholder shall have any right to demand any

Page 6-A

distribution from the corporation, except as and to the extent that the shareholders shall have provided at the time of authorizing such reduction.

(i) The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or shareholder of this corporation, individually, or any individual having any interest in any concern which is a shareholder of this corporation, or any concern in which any of such directors, officers, shareholders or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

(1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

(2) no such director, officer, shareholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

(3) any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of this corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

the term “interest” including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

the term “concern” meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation; and

the phrase “subsidiary or affiliate” meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the

Page 6-B

directors of this corporation, or is constituted of the directors or officers of this corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of a majority of the shares of each class of the capital stock of this corporation outstanding and entitled to vote for directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this corporation, or of the board of directors or any committee thereof, with regard to all shareholders of this corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this corporation; provided, however, that

A. with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or shareholders of this corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or shareholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

B. the shareholders so voting shall have made any findings required by law;

C. shareholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

D. any failure of the shareholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph (i) which would be valid but for such provision or provisions.

(j) The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

Page 6-C

(k) No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that to the extent, and only to the extent, required by Section 13(b) (1  1/2) or any successor provision of the Massachusetts Business Corporation Law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under                      the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The foregoing provisions of this Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article 6(k) becomes effective. No amendment to or repeal of this Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Page 6-D

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Restated Articles of Organization

(General Laws Chapter 156D, Section 10.07; 950 CMR 113.35)

I hereby certify that upon examination of these restated articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $         having been paid, said articles are deemed to have been filed with me this                      day of             , 20    , at              a.m./p.m.

                                         time

Effective date:

                                         (must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Examiner

Name approval	Filing fee: Minimum filing fee $200, plus $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

C

M

TO BE FILLED IN BY CORPORATION

Contact Information:

Susan I. Permut

EMC Corporation

176 South Street, Hopkinton, MA 01748

Telephone: (508) 435-1000

Email: permut_susan@emc.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor.

If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.